CONSULTING AGREEMENT
                              --------------------

This Consulting Agreement ("Agreement") is to be effective as of the 21st day of April 2005, by and between Gateway Distributors, Ltd ("Company"), whose mailing address is: 3220 Pepper Lane, Las Vegas, Nevada and Andrew E. Mercer ("Consultant"), an individual, having a principal mailing address at 2111 Palomar Airport Road, Suite 320 Carlsbad, CA 92009.

For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The  Parties  hereby  agree  as  follows:


1. APPOINTMENT OF ANDREW E. MERCER. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a Marketing and Sales consultant

2. SERVICES. During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its and his overall progress, needs, and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

          (a) The implementation of short-range and long-term strategic planning to fully develop and expand the Company's Real Estate asset base by increasing resources, products, product research and development along with product marketing services and real estate acquisitions.

          (b) The development and implementation of an advanced marketing program to enable the Company to expand the market opportunity for its products and services along with the promotion of the Company's image of its products and services.

          (c) To consult with and advise the Company's principals regarding recruitment opportunities for the employment of key executives consistent with the expansion of the company's operations.

          (d) Assisting with identifying, evaluating, structuring, negotiating, and assist with closing of joint ventures, strategic alliances, business acquisitions, and advise with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

          (e) Advise with recommendations regarding corporate financing including the structuring, terms, and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing, and other preferred and common stock equity private or public financing.

     TERM. The term ("Term") of this Consulting Agreement shall be for a period of Six months commencing on the date hereof with a mutual option to renew at the discretion of all parties.

3.   COMPENSATION.  See  Attachment  "A".

4. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

5. INDEMNIFCATION. Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder.

6. INDEPENDENT CONTRACTOR. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold it self out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

7. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of California without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.

Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.


All  Parties  signing  below  do  so  with  full  authority:


PARTY  RECEIVING  SERVICES:             PARTY  PROVIDING  SERVICES:

GATEWAY  DISTRIBUTORS,  LTD             ANDREW  E.  MERCER


----------------------------------      -----------------------------
Richard  Bailey  /President             Andrew  E.  Mercer,  Consultant

                                 ATTACHMENT "A"
                                 --------------


PAYMENT FOR SERVICES:


A. For the services rendered and performed by Andrew E. Mercer the term of this Agreement, Company shall, upon acceptance of this Agreement: Pay to Andrew E. Mercer, Seventy million (70,000,000) unrestricted shares of Gateway Distributors common stock (GWDB) stock for six (6) months of service.


Accepted with full authority:


GATEWAY DISTRIBUTORS, LTD:


By:
   ------------------------------
       Richard Bailey/President

Date:
      ---------------------------


CONSULTANT:


By:
      ---------------------------
       Andrew E. Mercer

Date:
     ----------------------------